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                                                                    EXHIBIT 99.2
                           THIS PROXY IS SOLICITED BY
REVOCABLE
                THE BOARD OF DIRECTORS OF INTERCONTINENTAL BANK
PROXY

      The undersigned hereby appoint William H. Allen, Jr., William L. Morrison and Thomas E. Beier, and each or either of them, severally as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Intercontinental Bank ("ICBK") that the undersigned will be entitled to vote at the special meeting of shareholders to be held at the Hyatt Regency Miami, 400 Southeast Second Avenue, Miami, Florida on Friday, November 17, 1995, 10:00 a.m. (local time) or at any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matter set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the Notice of Meeting and Proxy Statement-Prospectus are hereby acknowledged.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE OF THIS CARD.
      (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.)

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      Proposal to approve the Agreement and Plan of Merger dated as of June 26,
1995 between NationsBank Corporation ("NationsBank") and ICBK, and the transactions contemplated thereby, as more fully described in the accompanying Proxy Statement-Prospectus.
      FOR                   AGAINST                   ABSTAIN
      Please sign exactly as your name appears on your stock certificate and fill in the date. If your shares are held jointly, all joint owners must sign. If you are signing as an executor, administrator, trustee, guardian, custodian or corporate officer, please give your full title as such.
                                         Signature of Shareholder
                                         Signature of Shareholder
                                         (If held jointly)
                          Dated: